UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 31, 2007

Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(585) 343-2216

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Stock Option Awards and Restricted Stock Grants. On May 31, 2007, the Compensation Committee of the Board of Directors of Graham Corporation (the “Company”) approved the grant of stock option awards and restricted stock grants in the amounts set forth below to certain of the Company’s named executive officers. On the same day, the Compensation Committee approved the grant of stock options in the amounts set forth below to the Company’s directors. All such stock option awards and restricted stock grants were made under the 2000 Graham Corporation Incentive Plan to Increase Shareholder Value (the “Plan”). Each stock option has an exercise price of $17.25 per share (that being that closing price of the Company’s Common Stock on the American Stock Exchange on the date of grant), vests 25% per year over four years and expires ten years from the date of grant. The restricted stock vests 10% on the first anniversary of the date of grant, 20% on the second anniversary of the date of grant, 30% on the third anniversary of the date of grant, and 40% on the fourth anniversary of the date of grant.
     The number of stock options awarded to the below-listed named executive officers was determined by multiplying each such officer’s base salary by 20%, and then dividing the product by the per share option value (determined using the Black-Scholes valuation method).
     The number of shares of restricted stock granted to the below-listed named executive officers was determined in accordance with the Company’s Executive Bonus Plan in effect for the fiscal year ended March 31, 2007 (“Fiscal 2007) and based on the achievement by the Company of net income and working capital objectives during Fiscal 2007.

Named Executive Officer Stock Option Grants	Number of Options	Number of Shares of Restricted Stock
James R. Lines, President and Chief Operating Officer	5,277	1,096
J. Ronald Hansen, Vice President of Finance and Administration and Chief Financial Officer	4,426	920

Director Stock Option Grants	Number of Options
Helen H. Berkeley	2,000
Jerald D. Bidlack	2,000
William C. Denninger	2,000
H. Russel Lemcke	2,000
James J. Malvaso	2,000
Cornelius S. Van Rees	2,000

     Named Executive Officer Bonuses. On May 31, 2007, the Company’s Compensation Committee approved the payment of cash bonuses to each of the Company’s named executive officers. Such bonuses were paid in accordance with the Company’s Executive Bonus Plan in effect for Fiscal 2007 and were based on the achievement by the Company during Fiscal 2007 of certain net income and working capital targets as well as the achievement of personal objectives by each named executive officer during such year.

Named Executive Officer	Total Bonus
James R. Lines, President and Chief Operating Officer	$63,188
J. Ronald Hansen, Vice President of Finance and Administration and Chief Financial Officer	$40,450
Stephen P. Northrup, Vice President of Asia Affairs	$38,559

     Retirement of Stephen P. Northrup. Effective June 7, 2007, Stephen P. Northrup will retire as the Company’s Vice President of Asia Operations after 34 years of service. The Company expects to engage Mr. Northrup as an outside consultant for a period of four months following his retirement in order to assist with the orderly transfer of his responsibilities. The Company expects that under Mr. Northrup’s consulting agreement, he will receive as a monthly consulting fee in an amount equal to his previous monthly salary. Such consulting agreement will also contain other customary terms and conditions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation

Date: June 6, 2007	By:	/s/ J. Ronald Hansen
J. Ronald Hansen
Vice President — Finance & Administration and
Chief Financial Officer